Exhibit 99.1

FOR IMMEDIATE RELEASE

ST Energy Transition I Ltd. Announces the Separate Trading of its Class A Shares and

Redeemable Warrants, Commencing January 24, 2022

HAMILTON, BERMUDA, January 21, 2022 — ST Energy Transition I Ltd. (NYSE: STET.U) (the “Company”) today announced that, commencing January 24, 2022, holders of the SAILSM securities sold in the Company’s initial public offering of 28,750,000 SAILSM securities, completed on December 7, 2022 (over-allotment completed December 9, 2022), may elect to separately trade Class A shares and redeemable warrants included in the SAILSM securities. Those SAILSM securities not separated will continue to trade on the New York Stock Exchange (“NYSE”) under the symbol “STET.U,” and the Class A shares and redeemable warrants that are separated will trade on NYSE under the symbols “STET” and “STETWS,” respectively. No fractional warrants will be issued upon separation of the SAILSM securities and only whole warrants will trade. Holders of SAILSM securities will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the SAILSM securities into Class A shares and redeemable warrants.

The SAILSM securities were initially offered by the Company in an underwritten offering. Morgan Stanley & Co. LLC acted as sole book-running manager and DNB Markets, Inc. acted as joint lead manager in the offering.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 2, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained for free from the U.S. Securities and Exchange Commission website (http://www.sec.gov); Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, New York, New York 10014 or by e-mail to prospectus@morganstanley.com.

About ST Energy Transition I Ltd.

ST Energy Transition I Ltd. is a newly incorporated blank check company, incorporated in Bermuda as an exempted company limited by shares, for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While we may pursue an initial business combination target in any industry or geographic location (subject to certain limitations described in this prospectus), we intend to focus our search on opportunities that contribute in positive ways towards energy transition and clean energy technology.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media contact:

Media contact:

Gunnar Eliassen

Email address: gunnar.eliassen@seatankersmgt.com

Tel: +1 (441) 295-6935

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